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                                                                 Exhibit 99 (i)

                                FIRST AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     Among
                          MET INVESTORS SERIES TRUST,
                          MET INVESTORS ADVISORY LLC,
                    METLIFE INVESTORS DISTRIBUTION COMPANY
                                      And
                      METROPOLITAN LIFE INSURANCE COMPANY

   This AMENDMENT (this "Amendment") is made and entered into as of the 30th day of April, 2007 by and among MET INVESTORS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Fund"), METROPOLITAN LIFE INSURANCE COMPANY (the "Company") on its own behalf and on behalf of each of its separate accounts set forth on Schedule A hereto, as amended from time to time (each an "Account"), MET INVESTORS ADVISORY LLC (the "Adviser") and METLIFE INVESTORS DISTRIBUTION COMPANY (the "Underwriter").

   WHEREAS, the Company, on its own behalf and on behalf of each Account, the Underwriter and the Fund are parties to a Participation Agreement dated as of April 30, 2001 (the "Agreement");

   WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

   WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

   NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

    1. Section 11 of the Agreement entitled "Notices" shall be amended as follows:

       "If to the Fund or to the Adviser:

       260 Madison Avenue
       New York, NY 10016
       Attention: Elizabeth M. Forget, President

       If to the Company:

       Metropolitan Life Insurance Company
       501 Boylston Street
       Boston, MA 02116
       Attention: Alan C. Leland, Jr., Vice President

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       Copy to:

       Metropolitan Life Insurance Company
       501 Boylston Street
       Boston, MA 02116
       Attention: Law Department

       If to the Underwriter:

       5 Park Plaza, Suite 1900
       Irvine, CA 92614
       Attention: Richard C. Pearson, Executive Vice President and General Counsel"

    2. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached.

    3. This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

    4. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

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   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

METROPOLITAN LIFE INSURANCE COMPANY

By:     /s/ Bennett D. Kleinberg
        ------------------------------
Name:   VP & Actuary
Its:    5/16/08

MET INVESTORS SERIES TRUST

By:     /s/ Elizabeth M. Forget
        ------------------------------
Name:   Elizabeth M. Forget
Title:  President

MET INVESTORS ADVISORY LLC

By:     /s/ Elizabeth M. Forget
        ------------------------------
Name:   Elizabeth M. Forget
Title:  President

METLIFE INVESTORS DISTRIBUTION COMPANY

By:     /s/ Richard C. Pearson
        ------------------------------
Name:   Richard C. Pearson
Title:  Executive Vice President and
        General Counsel

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                            PARTICIPATION AGREEMENT
                                     Among
                          MET INVESTORS SERIES TRUST,
                          MET INVESTORS ADVISORY LLC,
                    METLIFE INVESTORS DISTRIBUTION COMPANY
                                      And
                      METROPOLITAN LIFE INSURANCE COMPANY

                                  SCHEDULE A
             ACCOUNTS AND ASSOCIATED VARIABLE INSURANCE CONTRACTS

                                        Variable Insurance Contracts Funded by
Name of Account                         Account
---------------                         --------------------------------------
Metropolitan Life Separate Account E    Variable Annuities
Metropolitan Life Separate Account F    Variable Annuities
Metropolitan Life Variable Annuity      Variable Annuities
Separate Account I
Metropolitan Life Variable Annuity      Variable Annuities
Separate Account II
The New England Variable Account        Variable Annuities
Metropolitan Life Separate Account UL   Variable Life Insurance
Metropolitan Life Separate Account DCVL Private Placement Variable Life
                                        Insurance
Paragon Separate Account A              Variable Life Insurance
Paragon Separate Account B              Variable Life Insurance
Paragon Separate Account C              Variable Life Insurance
Paragon Separate Account D              Variable Life Insurance
Separate Account No. 13S                Variable Life Insurance (LCL2)
Separate Account No. 18S                Private Placement Variable Life
                                        Insurance (LCL1)
Separate Account No. 19S
Separate Account No. 73S
Separate Account No. 476
Separate Account No. 485

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